Exhibit 99.1

2780 Waterfront Pkwy. E. Dr. Suite 200 Indianapolis, IN 46214

Phone: 317-328-5660 Fax: 317-328-5668 Sales: 1-800-437-3188 www.calumetspecialty.com

Investor/Media Inquiry Contact: Noel Ryan, Vice President - Investor/Media Relations

Phone: 317-328-5660 Email: noel.ryan@clmt.com

FOR IMMEDIATE RELEASE

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. ANNOUNCES HIRING

INTERIM CHIEF EXECUTIVE OFFICER BILL HATCH

Calumet Retains Spencer Stuart to Initiate Formal CEO Search Process

INDIANAPOLIS—(PR NEWSWIRE) — March 26, 2015 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT), a leading independent producer of specialty hydrocarbon and fuels products, today announced that F. William Grube, the Partnership’s Vice Chairman and Chief Executive Officer, is being promoted to the newly formed position of Executive Vice Chairman. As Executive Vice Chairman of the Partnership, Mr. Grube will continue to serve as an executive officer of the Partnership and remain actively engaged as an influential member of Calumet’s Board of Directors. Concurrent with Mr. Grube’s promotion and departure from the CEO position, the Partnership has hired Bill Hatch as Interim CEO. Both officers will assume their new roles effective April 1, 2015.

The Board has established a formal and rigorous process for its CEO succession planning in its pursuit of best practices in corporate governance. As part of this process, the Board has organized a CEO Search Committee composed of its independent directors, retained The Miles Group to assist in establishing the correct selection criteria and retained Spencer Stuart, one of the world’s leading executive search consulting firms, to assist in identifying the most qualified successors to Mr. Grube from a pool of both internal and external candidates.

Mr. Hatch, 62, retired as Vice President Operations-Chief Operating Executive of CITGO Petroleum Corporation at the end of 2008. During his 33 year career at CITGO, Mr. Hatch was the leader of an executive team that developed the vision and implemented operating strategies, culture changes and technology enabling a major transformation of one of the nation’s largest petroleum refining and marketing companies. The results were a streamlined operating group which produced record Branded Marketing profitability in Light Oils and Lubes and record utilization and profitability in Refining. During his tenure at CITGO, he championed and implemented a complete restructuring of CITGO’s branded gasoline sales program. As Refining Vice President, CITGO had the best safety and environmental compliance record in the company’s history. He also managed the realignment and renegotiation to market based contracts, CITGO’s aromatics, solvents and olefins sales contracts company wide. Mr. Hatch also directed CITGO’s capital expenditures programs which included projects costing between $500 and $900 million per year. Mr. Hatch has a B.S. in Chemical Engineering from Tulane University and a MBA from McNeese State University.

Mr. Grube, 67, co-founded Calumet Specialty Products Partners, L.P. with Fred M. Fehsenfeld, Jr., in 1990. Since that time, Mr. Grube has been a visionary leader who has helped to transform Calumet from a private, single-asset specialty refiner to a NASDAQ-listed, Fortune 500 company with over $5 billion in annual sales, 14 manufacturing facilities and thousands of global customers. During Mr. Grube’s tenure, Calumet has achieved record profitability and a consistent track record of returning value to limited partners.

“For the past 25 years, I have had the privilege to call Bill Grube my friend and business partner, a man who’s core principles are hard work, humility, innovative thinking and teamwork,” stated Fred M. Fehsenfeld, Jr., Calumet’s Chairman of the Board. “His ability to cultivate and develop talented leaders within our organization and a keen eye for identifying undervalued strategic acquisitions have been instrumental in helping Calumet to achieve profitable growth over the years. While he will be missed in his current role as CEO, we will continue to have the benefit of his wise counsel as Executive Vice Chairman of our Board of Directors. On behalf of our employees, customers and limited partners, I want to express my deepest gratitude for his outstanding service as CEO to the Partnership and willingness to continue to serve us in a new executive role concentrating around his unique strategic vision for the Partnership which will help assure our growth and prosperity in the future.”

“Calumet is well positioned for the future, supported by a deep bench of talented leaders and a highly competitive asset base that positions the Partnership for long-term growth,” Mr. Grube said. “I believe we have the right people and resources to further our strategy of becoming a vertically integrated producer of specialty and fuels products throughout North America. As a Board, we will take the appropriate time to identify a new permanent CEO capable of successfully managing our organization for many years to come, guided by a commitment to operational excellence, responsible stewardship and visionary leadership. I look forward to assisting with a seamless transition of my responsibilities as CEO to Mr. Hatch for an interim period as we seek to identify our new permanent CEO.”

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products. Calumet also produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has fourteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma, eastern Missouri and North Dakota.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.